UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) – NOVEMBER 3, 2008

Commission File Number: 333-144973

CORPORATE OUTFITTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2646797
(State or jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
3327 West Indian Trail, Suite 152
Spokane, WA  99208

(Address of principal executive offices, including zip code)

(509)  290-2847
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 3, 2008 Corporate Outfitters, Inc. (the "Company") a Delaware corporation entered into a Common Stock Purchase Agreement (the "Agreement") with Liberty Capital Asset Management ("Liberty") a Nevada corporation. Pursuant to the Agreement, the Company is purchasing from Liberty and its shareholders 100% of the issued and outstanding shares of Liberty  for consideration of 10.5 million shares of the Company, of which 7.1 million have been issued  as of the date of this filing.

As of November 24, 2008, 7,906,350 shares were issued and outstanding and the following represents the Beneficial Ownership of the Company:

Shareholder	Address	Shares	%
Excalibur Consulting	Henderson, NV	1,146,250	14.5%
David Jordan	Scarsdale, NY	413,236	5.2%
CBS Consultants Inc.	Henderson, NV	898,750	11.4%
South Lake Capital, LLC	Pasadena, CA	885,031	11.2%

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4)of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed by the Securities and Exchange Commission by January 16, 2008.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed with the Securities and Exchange Commission by January 16, 2008.

(c) Not applicable.

(d) The following exhibits are included with his Report:

Exhibit No.	Description

10.1	Common Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2008	Corporate Outfitters, Inc.

By: /s/ Michael A. Barrron
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRITPION

10.1	Form of Common Stock Purchase Agreement, dated November 3, 2008.